Exhibit 99.1

Lawson Products Announces Stockholder Approval of Merger Agreements for Strategic Combination with TestEquity and Gexpro Services

CHICAGO, March 15, 2022 – Lawson Products, Inc. (NASDAQ: LAWS) (“Lawson” or the “Company”), a distributor of products and services to the MRO marketplace, today announced that, at a special meeting of Lawson stockholders held on March 15, 2022, Lawson’s stockholders approved, among other things, the merger agreements pursuant to which Lawson has agreed to combine with TestEquity and Gexpro Services, which are portfolio companies of LKCM Headwater Investments, in all-stock transactions as previously announced by Lawson. This approval satisfies the stockholder approval closing condition under each of the merger agreements.

The consummation of the mergers remains subject to certain other closing conditions, including, among others, receipt of proceeds of debt financing in an amount sufficient for the payment of certain payoff indebtedness, transaction expenses and other fees and expenses in connection with the mergers. Lawson expects to complete the mergers in the second quarter of 2022.

About Lawson Products, Inc.

Founded in 1952, Lawson Products, Inc., headquartered in Chicago, IL, sells and distributes specialty products to the industrial, commercial, institutional and government maintenance, repair and operations market (MRO). Lawson is dedicated to helping customers in the U.S. and Canada lower their total cost of operation by increasing productivity and efficiency. The combination of Lawson and Partsmaster’s Vendor Managed Inventory process and Lawson’s problem-solving professionals ensures customers always have the right parts to handle the job. Through The Bolt Supply House, customers in Western Canada have access to products at several branch locations. Under its Kent Automotive brand, Lawson provides collision and mechanical repair products to the automotive aftermarket. Lawson ships from several strategically located distribution centers to customers in all 50 states, Puerto Rico, Canada, Mexico, and the Caribbean.

Cautionary Note Regarding Forward-Looking Statements

This Press Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. The terms “aim,” “anticipate,” “believe,” “contemplates,” “continues,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “shall,” “should,” “strategy,” “will,” “would,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements. Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties, and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. Lawson can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and Lawson cautions readers not to place undue reliance on such statements, which speak only as of the date made. Lawson undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Certain risks associated with Lawson’s business are also discussed from time to time in the reports Lawson files with the SEC, including Lawson’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, Lawson’s Quarterly Reports on Form 10-Q and Lawson’s Current Reports on Form 8-K. In addition, the following factors, among others, could cause actual outcomes and results to differ materially from those discussed in the forward-looking statements:

•	the possibility that the mergers will not be consummated, and the possibility of delays in consummating the mergers;

•

the possibility that the closing conditions set forth in either of the merger agreements will not be satisfied, including among others the receipt of proceeds of debt financing in an amount sufficient for the payment of certain payoff indebtedness, transaction expenses and other fees and expenses in connection with the mergers;

•	unanticipated difficulties or expenditures relating to the mergers;

•	the occurrence of any event, change or circumstance that could give rise to the termination of the merger agreements;

•

the risk that stockholder litigation in connection with the mergers may prevent or delay the consummation of the mergers and/or result in significant costs of defense, indemnification, and liability; and

•	any problems arising in combining the businesses of Lawson, TestEquity and Gexpro Services, which may result in the combined company not operating as effectively and efficiently as expected.

Contact

Lawson Products, Inc.

Ronald J. Knutson

Executive Vice President, Chief Financial Officer and Treasurer

773-304-5665

Contact

Investor Relations:

Three Part Advisors, LLC

Steven Hooser or Sandy Martin

214-872-2710